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Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) of NitroMed, Inc. pertaining to the Amended and Restated 1993 Equity Incentive Plan, the Amended and Restated 2003 Stock Incentive Plan, and the 2003 Employee Stock Purchase Plan of our report dated March 6, 2003, with respect to the financial statements of NitroMed, Inc. included in its Registration Statement (Form S-1 No. 333-108104) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
December 17, 2003

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Consent of Independent Auditors